Exhibit 99.2

MIRATI THERAPEUTICS ANNOUNCES PRICING OF UPSIZED PUBLIC OFFERING

SAN DIEGO, August 8, 2023 — Mirati Therapeutics, Inc. (Nasdaq: MRTX), a commercial stage biotechnology company, today announced the pricing of an underwritten public offering of 9,669,631 shares of its common stock at a price to the public of $27.80 per share, and, to certain investors, pre-funded warrants to purchase 1,121,736 shares of common stock at a price of $27.799 per pre-funded warrant, which represents the per share public offering price for the common stock less the $0.001 per share exercise price for each such pre-funded warrant. The aggregate gross proceeds to Mirati from this offering are expected to be approximately $300.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by Mirati. The offering is expected to close on or about August 11, 2023, subject to customary closing conditions. Mirati has also granted the underwriters a 30-day option to purchase up to an additional 1,618,705 shares of common stock in connection with the public offering.

Goldman Sachs & Co. LLC is acting as the book-running manager for the proposed offering. Leerink Partners LLC is acting as financial advisor for the proposed offering.

The securities described above are being offered pursuant to a shelf registration statement filed by Mirati with the Securities and Exchange Commission (“SEC”) that became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Mirati Therapeutics, Inc.

Mirati Therapeutics, Inc. is a commercial stage biotechnology company whose mission is to discover, design and deliver breakthrough therapies to transform the lives of patients with cancer and their loved ones. The company is relentlessly focused on bringing forward therapies that address areas of high unmet need, including lung cancer, and advancing a pipeline of novel therapeutics targeting the genetic and immunological drivers of cancer. Unified for patients, Mirati’s vision is to unlock the science behind the promise of a life beyond cancer.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without, limitation, statements regarding Mirati’s expectations with respect to the completion and timing of the public offering. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Forward-looking statements are based on current expectations of management and on what management believes to be reasonable assumptions based on information currently available to them, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation those associated with market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, as well as other risks detailed in Mirati’s recent filings on Forms 10-K and 10-Q with the SEC. Except as required by law, Mirati undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Mirati Contacts

Investor Relations: ir@mirati.com

Media Relations: media@mirati.com